Exhibit (14)(a)



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Highlights" in the Combined Proxy Statement/Prospectus and to the use of our report dated July 16, 2003, included in the Armada Funds 2003 Annual Report to shareholders, included in this Combined Proxy Statement/Prospectus (N-14) of the Armada Large Cap Ultra Fund.


/s/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 2, 2004